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                                                                     EXHIBIT 5.1

                      [Letterhead of Fennemore Craig, P.C.]

                                 March 15, 2004


Boards of Directors

Giant Industries, Inc.                            San Juan Refining Company
Giant Industries Arizona, Inc.                    Giant Mid-Continent, Inc.
Cinema Production Company                         Giant Pipeline Company
Giant Stop-N-Go of New Mexico, Inc.               Giant Yorktown, Inc.
Giant Four Corners, Inc.                          Giant Yorktown Holding Company
Phoenix Fuel Co., Inc.

23733 North Scottsdale Road
Scottsdale, Arizona 85255

Ladies and Gentlemen:

      We have acted as special counsel to Giant Industries, Inc., a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of the following securities of the Company with an aggregate offering price of up to $300,000,000: (i) debt securities (the "Debt Securities"); (ii) preferred stock (the "Preferred Stock"); (iii) common stock, $.01 par value per share (the "Common Stock"); (iv) debt and equity warrants (the "Warrants"); (v) stock purchase contracts (the "Stock Purchase Contracts"); (vi) stock purchase units (the "Stock Purchase Units"); and (vii) units (the "Units"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Units are collectively referred to as the "Securities." The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus (each supplement, a "Prospectus Supplement").

      The Debt Securities will be issued pursuant to the terms of an indenture (the "Indenture") to be entered into among the Company, the subsidiaries of the Company indicated on the signature pages thereto, as guarantors (the "Subsidiary Guarantors"), and The Bank of New York, as trustee (the "Trustee"). The Warrants will be issued under one or more warrant agreements (the "Warrant Agreements") between the Company and the financial institution to be identified therein as a warrant agent (each, a "Warrant Agent"). The Stock Purchase Contracts
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Board of Directors
March 15, 2004

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will be issued under one or more purchase contracts among the Company and the parties identified thereto. The Stock Purchase Units and the Units will be issued under one or more unit agreements among the Company and the parties identified thereto.

      In connection with this opinion, we have examined the Registration Statement and the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and the Subsidiary Guarantors, certificates of public officials, officers of the Company and the Subsidiary Guarantors and other persons, and such other documents, agreements, and instruments as we have deemed necessary as a basis for the opinions set forth below.

      In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified copies or photocopies, and (vi) that the Securities will be issued as described in the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Company, the Subsidiary Guarantors and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

      We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona, the General Corporation Law of the State of Delaware, and, to the extent expressly set forth herein, the federal laws of the United States. With respect to the Indenture, the Warrant Agreement, any stock purchase contract and any unit agreement, which are, or we expect will be, stated to be governed by the laws of the State of New York, we have assumed that such laws are the same as the laws of the State of Arizona with respect to the legal nature of the Securities.

      Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

      1. When (i) the Indenture and any Debt Securities to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized, (ii) the terms of such Debt Securities have been duly established in accordance with the Indenture relating to such Debt Securities and are such that they do not violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or the Subsidiary Guarantors, and
(iii) such Debt Securities have been duly executed and authenticated by the Trustee in accordance with the Indenture and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Debt Securities
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Board of Directors
March 15, 2004

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(including any Debt Securities duly issued upon exchange or conversion of any other Securities that are convertible or exchangeable into Debt Securities) will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      2. When (i) all corporate action necessary for the issuance of the Preferred Stock has been taken, including the filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (ii) the final terms of the Preferred Stock have been duly established and approved, and (iii) the shares of Preferred Stock have been duly issued, delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Preferred Stock (including any Preferred Stock issuable upon conversion of or in exchange for any Security or upon exercise of any Warrant) will be validly issued, fully paid and non-assessable.

      3. When (i) all corporate action necessary for the issuance of the Common Stock has been taken, and (ii) the shares of Common stock have been duly issued, delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Common Stock (including any Common Stock issuable upon conversion of or in exchange for any Security or upon exercise of any Warrant) will be validly issued, fully paid and non-assessable.

      4. When (i) the final terms of the Warrants and the Warrant Agreements have been established and approved, (ii) the issuance, execution and delivery by the Company of the Warrants and the Warrant Agreements have been duly authorized by all necessary corporate action, (iii) each Warrant Agreement has been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable Warrant Agent, and (iv) the certificates representing the Warrants have been duly executed by the Company and authenticated by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Warrant Agreements and the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at
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Board of Directors
March 15, 2004

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law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      5. When (i) the final terms of the Stock Purchase Contracts have been established and approved, (ii) the issuance, execution and delivery by the Company of such Stock Purchase Contracts and any agreements relating thereto have been duly authorized by all necessary corporate action, (iii) the terms of such Stock Purchase Contracts have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Stock Purchase Contracts and any agreements relating thereto have been duly executed and delivered by the other parties thereto and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      6. When (i) the final terms of the Stock Purchase Units have been established and approved, (ii) the issuance, execution and delivery by the Company of such Stock Purchase Units and any agreements relating thereto have been duly authorized by all necessary corporate action, (iii) the terms of such Stock Purchase Units have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Stock Purchase Units and any agreements relating thereto have been duly executed and delivered by the other parties thereto and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Stock Purchase Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      7. When (i) the final terms of the Units have been established and approved, (ii) the issuance, execution and delivery by the Company of such Units and any agreements relating
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Board of Directors
March 15, 2004

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thereto have been duly authorized by all necessary corporate action, (iii) the terms of such Units have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iv) such Units and any agreements relating thereto have been duly executed and delivered by the other parties thereto and paid for as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, the Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

         This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should it no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                           /s/ Fennemore Craig, P.C.

                                        Fennemore Craig, P.C.